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                                                                  EXHIBIT 23.1


               Consent of Independent Certified Public Accountants


We have issued our report dated February 9, 2000, accompanying the consolidated financial statements of Rent-A-Center, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 1999 which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference of said report in this Registration Statement of Rent-A-Center, Inc.


Grant Thornton LLP

Dallas, Texas
July 6, 2000